UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

HPI Direct, Inc. Acquisition

On July 1, 2013, Superior Uniform Group, Inc. (the “Company,” “we” and “our”), a Florida corporation, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HPI Direct, Inc. (“HPI”), a Georgia corporation, and three of its shareholders. Pursuant to the Purchase Agreement, we acquired substantially all of HPI’s assets on such date.

The purchase price for the transaction consists of approximately $32.5 million in cash, subject to adjustment and inclusive of the real estate purchase described below, the issuance of approximately $2.3 million in shares of the Company’s common stock, the potential future payment of up to $7.2 million in additional contingent consideration through 2017, and the assumption of certain liabilities of HPI. The transaction was funded by the Company with available cash and certain borrowings described below. The contingent consideration and vesting of the shares of the Company’s common stock are subject to requirements that the principals of HPI continue service with the Company over specified time periods. HPI may earn added contingent purchase price if the acquired business exceeds specified earnings targets. Pursuant to a Real Estate Purchase Agreement and Escrow Instructions (the “REPA”), dated July 1, 2013, between the Company and an entity related to HPI, the transaction also includes the acquisition by the Company from such HPI related entity of HPI’s corporate offices and warehouse distribution facility for $3.5 million.

The Purchase Agreement contains negotiated representations, warranties and covenants by HPI and its principals, which are believed to be customary for transactions of this kind. The Purchase Agreement also contains indemnification provisions which are believed to be customary for transactions of this type. The obligations of HPI and its principals arising from breaches of warranties and indemnification, in certain cases, only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to indemnification caps and are only effective for specified periods of time. The indemnification obligations of HPI and its principals are secured, in part, by an escrow of a portion of the purchase price.

We expect to operate HPI as a separate division. The three principals of HPI, Kirby P. Sims, Jr., Frederick L. Hill, III and Richard J. Sosebee, will remain with the division under long-term agreements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and REPA, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2013.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in the Company’s business and anticipated changes and developments in its industry. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. Risk factors that could cause actual results to differ materially from those expressed or implied in the Company’s forward-looking statements are and will be discussed in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Credit Facilities

Concurrently with the closing of the acquisition described above, we renewed our $15 million revolver agreement and entered into a new term loan for $30 million with Fifth Third Bank, our existing lender (collectively, the “Credit Facilities”), pursuant to the Second Amended and Restated Credit Agreement, dated July 1, 2013 (the “Credit Agreement”). The Credit Facilities carry five year terms and a variable interest rate of LIBOR plus 0.95%. The Credit Facilities require us to comply with customary negative covenants, including those governing indebtedness, liens, fundamental changes, investments, restricted payments, and sales of assets.

The Credit Facilities requires us to comply with (a) a fixed charge coverage ratio of 1.25 to one; (b) a senior funded debt to EBITDA ratio not to exceed 3.50 to one; and (c) a funded debt to EBITDA ratio not to exceed 4.0 to one. The Credit Facilities are secured by substantially all of the operating assets of the Company as collateral (including the HPI assets acquired pursuant to the transaction described above), and the Company’s obligations under the Credit Facilities are guaranteed by certain of the Company’s subsidiaries.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2013.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On July 1, 2013, the Company acquired substantially all of the assets of HPI pursuant to the Purchase Agreement.

The terms of the acquisition are as reported in Item 1.01 above and are incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation.

As described in Item 1.01 above under the section titled “Credit Facilities,” on July 1, 2013, the Company renewed its $15 million revolver agreement and entered into a new term loan for $30 million with Fifth Third Bank, the Company’s existing lender.

The terms of the Credit Facilities are as reported in Item 1.01 above and are incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On July 1, 2013, the Company issued a press release announcing the transaction with HPI, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)  and (b)  Financial Statements:

The Company intends to file by way of amendment to this Current Report on Form 8-K the historical and pro-forma financial statements of HPI required by this Item 9.01 within 71 days of the required filing date of this Current Report on Form 8-K.

(d)                Exhibits:

99.1              Press Release dated as of July 1, 2013, issued by Superior Uniform Group, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: July 1, 2013	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer and Treasurer